SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported) September 3, 2002

The St. Joe Company (Exact Name of Registrant as Specified in Its Charter)

Florida

1-10466	59-0432511

(Commission File Number)	(IRS Employer Identification No.)

1650 Prudential Drive, Suite 400, Jacksonville, FL	32207

(Address of Principal Executive Offices)	(Zip Code)

(904) 396-6600 (Registrant’s Telephone Number, Including Area Code)

N/A (Former Name or Former Address, if Changed Since Last Report)

SIGNATURES

ITEM 5. OTHER EVENTS

On August 23, 2002, The St. Joe Company’s wholly-owned subsidiary, Apalachicola Northern Railroad Company, a Class III rail carrier, entered into a Railroad Lease Agreement (the “Lease”) with AN Railway, L.L.C., an entity controlled by unrelated third parties. The effective date of the Lease was September 1, 2002. The Lease permits AN Railway, L.L.C. to operate as a common carrier by rail over approximately 96 miles of rail line owned by Apalachicola Northern Railroad Company between Port St. Joe and Chattahoochee, Florida. The initial term of the Lease expires December 31, 2005. AN Railway, L.L.C. may elect, prior to the expiration of the initial term of the Lease, to purchase the railroad tracks and related structures at the then current fair market value. If it elects to purchase the railroad tracks and related structures, AN Railway, L.L.C. may renew the Lease for one additional term of 49 years, followed by two consecutive renewal terms of 25 years each. AN Railway, L.L.C. may terminate the Lease, at any time, by giving 60 days advance written notice to Apalachicola Northern Railroad Company.

Effective September 1, 2002, AN Railway, L.L.C. purchased from Apalachicola Northern Railroad Company all its locomotives and rail cars, together with other vehicles and equipment and other transportation-related personalty.

Although it will continue to own the real property underlying the rail line, effective September 1, 2002, Apalachicola Northern Railroad Company no longer operates as a common carrier by rail.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The St. Joe Company (Registrant)

Date: September 17, 2002	By:	/s/ Michael N. Regan (Signature)

	Name:	Michael N. Regan

	Title:	Senior Vice President